_________________________________________________________________

ASSET PURCHASE AGREEMENT

by and among

NEWBRIDGE GLOBAL VENTURES, INC.

a Delaware corporation

as the Company

ELEVATED EDUCATION, INC.

a Delaware corporation

as Buyer

ELEVATED PORTFOLIO HOLDINGS, LLC

a Wyoming limited liability company

as the Seller

Dated as of February __, 2018

_________________________________________________________________

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February __, 2018, by and among (i) NEWBRIDGE GLOBAL VENTURES, Inc., a Delaware corporation (the “Company”); (ii) ELEVATED EDUCATION, INC., a Delaware corporation (the “Buyer”) and (iii) ELEVATED PORTFOLIO HOLDINGS, LLC, a Wyoming limited liability company (the “Seller”).  Buyer, the Company and Seller are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”

WHEREAS, the Seller has developed certain Assets (as defined below) which include educational materials, programs, intellectual property and associated assets which it owns, holds, manages and uses in the operation and management of the Seller’s business (“Business”)

WHEREAS, Buyer is a wholly owned subsidiary of the Company, and the Company desires that Buyer acquire from the Seller and the Seller wishes to sell to the Buyer all of the Assets in exchange for shares of Common Stock in the Company;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, mutual covenants, agreements and understandings contained herein and intending to be legally bound, the Parties hereto hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Certain Definitions

.  For purposes of this Agreement, the following terms have the meanings set forth below:

“Accounts Receivable” means all of the accounts receivable of the Business, including those listed on Schedule 2.

“Acquired Agreements” means all agreements pertaining to the Business, including the Contracts and Commitments and any non-competition, non-disclosure or non-solicitation agreement of any kind.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any Person owns 10% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

“Assets” means the assets of every type and description that are owned, leased or licensed by the Seller and used or held in connection with the Business (other than the Excluded Assets), including without limitation the Accounts Receivable, Acquired Agreements, Books and Records, Software and Intellectual Property.

“Books and Records” means all of the books and records, electronic or otherwise, relating to the Business, including all financial statements, financial and operating records, records relating to active and canceled customer contracts and invoices and personnel records.

“Common Stock” means the common stock of the Company, par value $0.001.

“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium that relates to the Assets.

“Contracts and Commitments” means all contracts, commitments and other arrangements, both written and oral, between the Seller and customers and/or vendors of the Business.

“Excluded Assets” means those assets set forth on Exhibit A.

“Lien” or “Liens” means any lien (statutory or otherwise), hypothecation, encumbrance, claim, liability, security interest, interest, mortgage, pledge, restriction, charge, instrument, license, preference, priority, security agreement, easement, covenant, encroachment, option, right of recovery, tax (including foreign, federal, state and local tax), order of any governmental authority, of any kind or nature (including any leasehold interest, license or other right, in favor of a third party, to use any portion of the Assets), whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Governmental Body” means any federal, state, local, supra-national or foreign government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body.

“Intellectual Property” means (a) patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, extensions, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, corporate names, designs, slogans and general intangibles of like nature, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, whether registered or unregistered, and all applications, registrations and renewals in connection with the foregoing, (c) copyrightable works and copyrights, and all applications, registrations and renewals in connection therewith, (d) trade secrets and confidential business information (including ideas, research and development, know-how, concepts, methods, models, formulas, technology, compositions, manufacturing and production processes and techniques, data, designs, drawings, specifications, customer and supplier lists, mailing lists, pricing and cost information, business and marketing plans and proposals and other proprietary information), (e) business and regulatory agency licenses, (f) Software (including data and related documentation), whether in source code, object code or human readable form, (g) Web sites and uniform resource locators (URL), (h) all other proprietary rights, and (i) copies and tangible embodiments of the foregoing (in whatever form or medium).

“Permitted Liens” shall mean (i) any lien for taxes not yet due or delinquent, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to an obligation or liability that is not yet delinquent or in default that would be released upon payment when due without penalty, or (iii) any liens that will be released simultaneous with the closing of the transactions contemplated by this Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

“Software” means (a) computer programs, including application software, system software, firmware, middleware, mobile digital applications, assemblers, applets, compilers and binary libraries, together with any error corrections, updates, modifications, or enhancements thereto, in both machine-readable form and human-readable form; (b) computer databases, including all data and information included in such databases; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (d) descriptions, flowcharts, architectures, development tools and other materials used to design, plan, organize and develop any of the foregoing; and (e) all documentation, including development, diagnostic, support, user and training documentation, related to any of the foregoing.

ARTICLE II
PURCHASE AND SALE OF ASSETS

Purchase and Sale of Assets

. On the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase from the Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer at the Closing, all of Seller’s interests in the Assets of the Seller, free and clear of all Liens . Notwithstanding anything contained herein to the contrary, the Seller is not selling, transferring, delivering or conveying to Buyer any right, title or interest of the Seller in the Excluded Assets.

Exclusion of Liabilities

.  Notwithstanding anything to the contrary in this Agreement, Buyer shall not assume or in any way become liable for any of Sellers’ debts, liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, whether related to the Assets, and regardless of when or by whom asserted, except for the Assumed Liabilities set forth on Schedule 2.2.

Purchase Price

.  At the Closing, in consideration of the Sellers’ transfer of the Assets to Buyer, the Company shall issue to Seller Two Million (2,000,000) shares of restricted Common Stock in the Company (the “Issued Shares”).

Closing Transactions

.

(a)Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement.

(b)Closing Deliveries.  Subject to the conditions set forth in this Agreement, at the Closing:

(i)The Company shall deliver the Issued Shares to the Seller; and

(ii)Seller shall convey all of the Assets to Buyer by executing (a) a Bill of Sale in the form of Exhibit B attached hereto, along with such other appropriately executed instruments of sale, transfer, assignment, conveyance and delivery and all other instruments of conveyance which are necessary or desirable to effect transfer to Buyer of good and marketable title to the Assets (free and clear of all Liens except for Permitted Liens).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Seller hereby represents and warrants to the Buyer that:

Power and Authorization

.  The Seller has full power, authority and legal capacity to enter into this Agreement and the other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by the Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate or other necessary action on the part of the Seller, and no other corporate or other proceedings on the part of the Seller are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby.  This Agreement and the other agreements contemplated hereby to be executed and delivered by the Seller constitute valid and binding obligations of the Seller, enforceable in accordance with their respective terms except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally.

3.2Absence of Liabilities; Material Adverse Change. As of the Closing (after giving effect to the transactions contemplated hereby), the Seller has no knowledge of any event which has occurred or circumstance which exists that could give rise to or serve as a basis for any, obligation or liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due) other than: (i) liabilities and obligations that have arisen in the ordinary course of business and (ii) liabilities and obligations under the documents and instruments executed in connection with the Closing. The Seller has not been subject to any event or condition of any character that has had, or could have, a material adverse effect on the Seller or the Business.

3.3Title to Assets. The Seller has good and marketable title to the Assets, free and clear of any Liens (except for Permitted Liens).

3.4Acquired Agreements. The Seller has made available to Buyer a correct and complete copy of each Acquired Agreement, including all amendments, material waivers or modifications thereto.  Each Acquired Agreement is in full force and effect, is binding and enforceable in accordance with its terms and, to the knowledge of the Seller, is not subject to any claims, charges, set-offs or defenses, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). The Seller is not in material breach or default, or, to the knowledge of the Seller, is any other party to any Acquired Agreement in material breach or default under such Acquired Agreement.  To the knowledge of the Seller, no event has occurred which, with the giving of notice or passage of time or both, would constitute a breach or default, under any Acquired Agreement.  The Seller has any present expectation or intention of not fully performing any obligation pursuant to any Acquired Agreement to which it is a party.

3.5Accounts Receivable. All of the Accounts Receivable have arisen from bona fide transactions by the Seller in the ordinary course of the Business and are valid and enforceable in accordance with their terms.

3.6Intellectual Property.

(a)The Seller owns or has the right to use pursuant to an enforceable written license, sublicense, agreement or permission, all Intellectual Property relating to the Business.  Each item of Intellectual Property relating to the Business immediately prior to the Closing will be owned, licensed or otherwise available for use by Buyer on identical terms and conditions immediately subsequent to the Closing.  The Seller has taken all reasonably necessary action to maintain and protect each item of Intellectual Property relating to the Business.

(b)The Seller has not interfered with, infringed upon, misappropriated, violated or otherwise come into conflict with any rights of any third party with respect to Intellectual Property, and the Seller has not received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, violation or conflict (including any claim that the Seller must license or refrain from using any Intellectual Property of any third party). To the knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, violated or otherwise come into conflict with any Intellectual Property rights of the Seller.

(c)Schedule 3.6 sets forth a true and complete list of (i) all patent, trademark, service mark, Internet domain name and copyright registrations, and applications to obtain or register the foregoing that have been issued to the Seller, (ii) all licenses, agreements or other permissions that the Seller has granted to any third party with respect to any Intellectual Property relating to the Business and (iii) all trade names, unregistered trademarks and service marks relating to the Business.  With respect to each of the foregoing items: (A) the Seller possesses all right, title, and interest in and to each item, free and clear of all Encumbrances; (B) no item is subject to any outstanding injunction, judgment, order, decree, ruling or charge by any Governmental Body; (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Seller, threatened that challenges the legality, validity, enforceability, use, or ownership of any such item; and (D) the Seller has not agreed to indemnify any person, party, or entity for or against any interference, infringement, misappropriation, violation or other conflict with respect to any such item.

(d)Schedule 4 also contains a true and complete list of (i) all Intellectual Property owned by third parties and used in the Business and (ii) all licenses, agreements or other permissions granted by any third party and relating to the Business.  With respect to each of the foregoing items: (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (B) the license, sublicense, agreement or permission will continue to be in full force and effect on identical terms following the Closing; (C) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (D) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (E) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and (F) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

3.7Employee Matters. The Seller has complied with all applicable laws relating to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

3.8Laws. To Seller’s knowledge, the Business has been and is being conducted in accordance with all applicable laws, and the Seller has not received any notice of alleged violation of, or of any investigation pertaining to, any applicable laws.

3.9Tax Matters. The Seller has filed all tax returns required to be filed pursuant to all applicable laws and has paid all taxes that have become due pursuant to such tax returns or pursuant to any assessment that has become payable.

3.10Litigation and Claims. There is no litigation, claim, action, suit, regulatory proceeding, governmental investigation or arbitration proceeding pending or, to the knowledge of the Seller, threatened against or affecting the Seller, the Business, the Assets or the transactions contemplated by this Agreement, nor is there any basis for any of the same.  Neither any Seller, the Business, nor the Assets is subject to any court order.

3.11Environmental and Safety Laws. The Seller is not in violation of any applicable law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing law or regulation.

3.12Insurance. Schedule 5 sets forth all insurance policies maintained by the Seller during the past [•] years, copies of which have been delivered by the Seller to Buyer.  With respect to each such policy: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) no party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration; (iii) no party to the policy has repudiated any provision thereof; and (iv) no reservation of rights or other potential coverage dispute exists.

3.13Absence of Undisclosed Liabilities. Neither the Seller nor any of the Assets is subject to any liabilities or obligations, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of the Business.

3.14Broker. The Seller has not dealt with a broker in connection with the sale of the Business.

3.15Sophisticated Investor. The Seller has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (I) evaluating the merits and risks of an investment in the Issued Shares and making an informed investment decision; (II) protecting its own interest; and (III) bearing the economic risk of such investment for an indefinite period of time.

3.16Section 9 of the Securities Act. During the term of this Agreement, the Seller will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Issued Shares.

3.17Accredited Investor. Seller is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3.18Investment Purposes. The Seller is purchasing the Issued Shares for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Issued Shares solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

3.19No Short Sales.  No short sales shall be permitted by the Seller or its Affiliates.

3.20Disclosure. None of the representations and warranties of the Seller contained in this ARTICLE III, none of the information contained in the Schedules referred to in this ARTICLE III, and none of the other information or documents furnished to Buyer or any of its representatives by the Seller or their respective representatives contains any untrue statement of fact or omits to state any fact necessary in order to make the statements and information contained herein or therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to the Seller to enter into this Agreement, Buyer hereby represents and warrants to the Seller as follows:

Organization and Power

.  Buyer has full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder.

Authorization

.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Buyer, and no other corporate or other proceedings on the part of Buyer are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby.  This Agreement and the other agreements contemplated hereby to be executed and delivered by Buyer constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Seller to enter into this Agreement, the Company hereby represents and warrants to the Seller as follows:

Organization and Power

.  The Company has full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder.

Authorization

.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company, and no other corporate or other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby.  This Agreement and the other agreements contemplated hereby to be executed and delivered by the Company constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.3Capitalization.

(a)The authorized capital stock of Company consists of: (i) 100,000,000 shares of Common Stock, par value $0.0001, of which 3,559,200 shares of Common Stock are issued and outstanding immediately prior to the issuance of the Issued Shares; and (ii) 400,0000 shares of preferred stock, par value $0.0001, of which no shares are issued and outstanding immediately prior to the issuance of the Issued Shares.

(b) All of the issued and outstanding shares of Common Stock of the Company immediately prior to the issuance of the Issued Shares is, and all shares of Common Stock of the Company when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of the Issued Shares described herein have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of the Company has any right to rescind or bring any other claim against Buyer for failure to comply with the Securities Act, or state securities laws.

ARTICLE VI
ADDITIONAL AGREEMENTS

Expenses

.  Except as otherwise expressly provided herein, each Party hereto shall pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) in connection with the negotiation and execution of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

Further Transfers; Transition Assistance

(a).  Sellers shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Assets, and Seller shall execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Assets.  Following the Closing, the Parties agree to cooperate with each other and to provide each other with all information and documentation reasonably necessary to permit the preparation and filing of all federal, state, local and other tax returns.  The Parties agree that Closing shall be deemed to reflect each Party’s full determination that the other Party had fulfilled all the other Party’s warranties, representations, commitments and other obligations required hereunder of said other Party at or prior to Closing.

Confidentiality

.  After the Closing, Seller shall maintain as confidential and shall not use or disclose (except as required by law or as authorized in writing by Buyer) any Confidential Information.  Sellers further agree to take all appropriate steps (and to cause each of its Affiliates to take all appropriate steps) to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  In the event any Seller is required by law to disclose any Confidential Information, such Seller shall promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with Buyer to preserve the confidentiality of such Confidential Information consistent with applicable law.

6.4Lock-Up.

(a)Effective and contingent upon the Closing, and during the period of twelve (12) months immediately following the Closing (the “Restricted Period”), the Seller will not, directly or indirectly: (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Issued Shares or (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of the Issued Shares (with the actions described in clause (i) or (ii) above being hereinafter referred to as a “Disposition”), except as set forth below:

(i)Twenty-five percent (25%) of the Issued Shares shall be automatically released from the prohibition on Disposition during the Restricted Period on the first (1st) day following the Closing;

(ii)Twenty-five percent (25%) of the Issued Shares shall be automatically released from the prohibition on Disposition during the Restricted Period on the date that is three (3) months following the Closing; and

(iii)Twenty-five percent (25%) of the Issued Shares shall be automatically released from the prohibition on Disposition during the Restricted Period on the date that is six (6) months following the Closing; and

(iv)Twenty-five percent (25%) of the Issued Shares shall be automatically released from the prohibition on Disposition during the Restricted Period on the date that is twelve (12) months following the Closing.

(b)During the Restricted Period, the Company reserves the right, in its sole and absolute discretion, to accelerate the release schedule as set forth above or waive the Restricted Period; provided, however, that any such amendment or waiver to the release schedule or the Restricted Period shall only apply to the specific instance, must be in writing signed by the Parties and shall not constitute a future or ongoing waiver except as expressly provided otherwise in such written waiver.

(c)In addition, during the period of eighteen (18) months immediately following the Closing, the Seller will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to any of the Issued Shares, borrow or pre-borrow any of the Issued Shares, or grant any other right (including, without limitation, any put or call option) with respect to Issued Shares or with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from the Issued Shares or otherwise seek to hedge the Seller’s position in the Issued Shares.

(d)Notwithstanding anything contained herein to the contrary, the restrictions set forth in Section 6.4 shall not apply to:

(i)Transfers by the Seller to its Members in the form of a liquidating distribution.

(e)The Seller hereby consents to the placing of legends or the entry of stop transfer instructions with the Buyer’s transfer agent and registrar against the transfer of the Issued Shares, except in compliance with this Agreement.  Each of the Issued Shares shall contain the following additional legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THAT CERTAIN LOCK-UP AGREEMENT DATED FEBRUARY __, 2018 BETWEEN THE COMPANY AND THE STOCKHOLDERS WHICH RESTRICTS THE SALE, PLEDGE OR TRANSFER OF THE

SHARES AS SET FORTH THEREIN AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

ARTICLE VII
POST-CLOSING COVENANT

7.1Additional Growth Capital. Subject to the terms and conditions as set forth herein, Buyer agrees to provide and pay to the Seller, for growth and working capital of the Seller, as follows:

(a)Within thirty (30) days following Closing, the Company agrees to fund the Buyer, as the owner and operator of the Assets, up to One Hundred Thousand and No/Dollars ($100,000.00); and

(b)The Company shall use its best effort to provide additional funding to the Buyer up to Four Hundred Thousand and No/100 Dollars ($400,000.00) in the sole discretion of the Company.

ARTICLE VIII
INDEMNIFICATION

8.1Indemnification.

(a)The Seller, shall jointly and severally indemnify and pay Company, Buyer and their Affiliates, and each of their respective officers, directors, members, managers, employees, stockholders, agents and representatives (“Buyer Indemnified Parties”) against any loss, liability, claim, cost, damage, or expense (including reasonable legal fees and expenses), as incurred (payable promptly upon written request with appropriate supporting documentation), arising from, in connection with, or otherwise with respect to (i) any breach of any representation or warranty of the Seller contained in this Agreement, and (ii) the operation or conduct of the Business prior to the Closing.

(b)Buyer shall indemnify and pay the Seller, and each of their respective affiliates, officers, directors, members, managers, employees, stockholders, agents and representatives against any loss, liability, claim, cost, damage, or expense (including reasonable legal fees and expenses), as incurred (payable promptly upon written request with appropriate supporting documentation), arising from, in connection with, or otherwise with respect to (i) any breach of any representation or warranty of the Seller contained in this Agreement, (ii) any breach of any covenant of the Seller contained in this Agreement, and (iii) the operation or conduct of the Business following the Closing, provided, however, that the Seller shall have no indemnification obligations with respect to (a) claims for violation of third-party trademark rights to the Business trade name and related service marks, (b) any intentional or grossly negligent actions or failures to act by the Sellers, or (c) any aspect of operation or conduct of the Business following the Closing that arises as a result of any breach of any covenant, representation or warranty of the Seller contained in this Agreement.

(c)Survival. The warranties and representations of the Parties contained in this Agreement will survive the Closing and will remain in full force and effect thereafter for a period of eighteen (18) months from the Closing and shall be effective with respect to any breach thereof, notice of which shall have been duly given within such period. The covenants of the Parties contained in this

Agreement will survive the Closing and will remain in full force and effect thereafter in accordance with their respective terms.

ARTICLE IX
MISCELLANEOUS

Amendment and Waiver

.  This Agreement may be amended, and any provision of this Agreement may be waived; provided that (i) any such amendment or waiver shall be binding upon each Seller only if set forth in a writing executed by such Seller and referring specifically to the provision alleged to have been amended or waived, and (ii) any such amendment or waiver shall be binding upon Buyer only if set forth in a writing executed by Buyer and referring specifically to the provision alleged to have been amended or waived.  No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement and a waiver of any provision by any Party on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

Assignment

.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Seller without the prior written consent of the Buyer.

9.3Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

Severability

.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.  Notwithstanding the foregoing, if any such determination materially and adversely affects either Party, the Parties shall negotiate in good faith to modify this Agreement to the fullest extent permitted by applicable law so as to effect their original intent as closely as possible to the end that the transactions contemplated hereby are fulfilled and consummated to the maximum extent possible.

Entire Agreement

.  This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

9.6Notices.

(a)All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(i)If to Buyer, to Buyer’s address, facsimile number or electronic mail address as shown in Buyer’s records, as may be updated in accordance with the provisions thereof;

(ii)If to the Seller, to the Seller’s principal business address, facsimile number or electronic mail address as shown in the Seller’s records.

(b)Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile or electronic mail, upon transmission by the transmitting device, when directed to the facsimile number of electronic mail address of the party as shown in the Buyer’s records, as may be updated in accordance with the provisions hereof.

Counterparts

.  This Agreement may be executed in one or more counterparts (including by means of telecopied or electronic signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Governing Law

.  THE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE SCHEDULES ATTACHED HERETO, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

9.9Waiver. Except as expressly provided herein, no waiver of any provision of this Agreement shall be effective except in a written instrument signed by the waiving party.  No waiver shall constitute a future or ongoing waiver except as expressly provided otherwise in such waiver.

9.10Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall continue in full force and effect.

9.11Further Assurances. Each Party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

No Strict Construction

.  Notwithstanding the fact that this Agreement has been drafted and prepared by one of the Parties, each Parties confirms that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

*     *     *     *     *

Your signature on this signature evidences your agreement to be bound by the terms and conditions of the Asset Purchase Agreement as of the date first written above.

SELLER

ELEVATED PORTFOLIO HOLDINGS, LLC

By: _________________________________

Name: ____________

Title: _____________

BUYER

ELEVATED EDUCATION, INC.

By: _________________________________

Name: ____________

Title: _____________

COMPANY

NEWBRIDGE GLOBAL VENTURES, INC.

By: __________________________________

Name: ____________

Title: ____________

[SIGNATURE PAGE OF ASSET PURCHASE AGREEMENT]

SCHEDULE 1.1

ACCOUNTS RECEIVABLES

SCHEDULE 2.2_

ASSUMED LIABILITIES

SCHEDULE 3.5

ACCOUNTS RECEIVABLE

A list of the Seller’s Accounts Receivable arising from service in the ordinary course of the Business, and estimated to be approximately $[•].

ESTIMATED ACCOUNTS RECEIVABLE AT CLOSING:

Total Estimated Purchase Price of A/R$[•]

Total Estimated Customer Credits and Prepayments$[•]

(Amount should include customer payments and discounts associated to the prepayment, pre-billings or other credits for services to be rendered after the closing date)

SCHEDULE 3.6

INTELLECTUAL PROPERTY

EXHIBIT A

EXCLUDED ASSETS

EXHIBIT B

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made and delivered this __ day of February, 2018, by the undersigned Seller (the “Seller”), for the benefit of ELEVATED EDUCATION, INC., a Delaware corporation (“Buyer”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement (as hereinafter defined).

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement dated as of the date hereof (the “Agreement”), the terms of which are incorporated herein by reference, which provides, among other things, for the sale and assignment by the Seller to Buyer of all of the Seller’s interest in the Assets (as defined in the Agreement).

NOW, THEREFORE, in consideration of the mutual promises contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, and subject to the terms and conditions of the Agreement:

1.The Seller does hereby sell, grant, assign, transfer, convey and deliver unto Buyer, and its successors and assigns, forever, all of the Seller’s right, title and interest in and to the Assets TO HAVE AND TO HOLD such Assets with all appurtenances thereto, unto Buyer, and its successors and assigns, for its use forever.

2.This Bill of Sale shall inure to the benefit of and be binding upon the parties thereto and their respective successors and assigns.

3.From time to time after the date hereof, the Seller shall execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Buyer and its successors or assigns, all of the rights, titles and interests intended to be conveyed to Buyer under the Agreement or to further evidence the conveyance of such rights, titles and interests in a form for filing with any governmental body.

4.Nothing in this Bill of Sale, expressed or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Agreement.  To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the terms of the Agreement, the Agreement shall govern.

5.This Bill of Sale is executed and delivered pursuant to the Agreement.

6.This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Utah, as applied to contracts made and performed entirely in such State without giving effect to the choice of law principles of such State that would require or permit the application of the laws of another jurisdiction.

7.This Bill of Sale may be executed in one or more counterparts (including by means of telecopied or electronic signature pages), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Seller has caused this Bill of Sale to be executed and delivered as of the day and year first above written.

SELLER:

ELEVATED PORTFOLIO HOLDINGS, LLC

By:_____________________________

Name:_____________________________

Its:_____________________________

BUYER:

ELEVATED EDUCATION, INC

By:_____________________________

Name:_____________________________

Its:_____________________________